SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 22, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99  Notice to the executive officers and directors of Huffy Corporation, dated April 22, 2004, concerning the Company’s upcoming pension blackout period

Item 11.

Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 19, 2004, Huffy Corporation (the “Company”) received the notice required under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 with regard to blackout periods under the Huffy Corporation 401(k) Savings Plan and the Huffy Corporation 401(k) Savings Plan for Hourly-Rate Employees of Huffy Sports Division (the “Plans”) indicating that the Plans will be converting their record-keepers from MFS to the Principal Financial Group.  In order to effectuate this change, individuals covered by the Plans will be unable to direct or diversify investments in the Plans, including purchases or sales of common stock of the Company, during a time period that is expected to begin on May 24, 2004 and is expected to end on June 14, 2004 (the “Blackout Period”).  In addition, no loans or distributions from the Plans will be permitted during the Blackout Period.

On April 22, 2004, the Company sent a notice to its directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, restricting them from trading in Company common stock during the Blackout Period.  A copy of the notice sent to directors and executive officers is attached as Exhibit 99 hereto and is incorporated by reference.

The person designated by the Company to respond to inquiries about the Blackout Period is Ms. Nancy A. Michaud, Vice President - General Counsel and Secretary, 225 Byers Road, Miamisburg, Ohio 45342, (937) 865-5431.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: April 22, 2004	By: /s/ Robert W. Lafferty Robert W. Lafferty Vice President – Finance, Chief Financial Officer and Treasurer

Exhibit 99

HUFFY

CORPORATION

To:	Board of Directors and Executive Officers of Huffy Corporation
From:	Corporate Benefits Advisory Committee
Date:	April 22, 2004
Subject:	Notice of Upcoming Pension Blackout Period

Huffy Corporation ("Issuer"), as plan sponsor of the Huffy Corporation 401(k) Savings Plan and the Huffy Corporation 401(k) Savings Plan for Hourly-Rate Employees of Huffy Sports Division (the "Plans"), has decided to change record-keepers from MFS to the Principal Financial Group (“The Principal”), effective June 1, 2004. We have determined that changing record-keepers will reduce administrative costs under the Plan and help increase efficiency in its administration.

In order for MFS to perform a final reconciliation of the Plans assets and for The Principal to establish participant accounts, a blackout period will be imposed under the Plans, expected to begin on May 24, 2004 and end on approximately June 14, 2004.

While the blackout period is in effect, you (and your immediate family members who share your residence) should not engage in any discretionary purchase, acquisition, sale or disposition of any Huffy Corporation common stock or options.  Recent SEC regulations provide for enforcement actions by the SEC or private lawsuits to recoup any profit made in such prohibited transactions.  However, purchases that are automatically made by a plan, such as those pursuant to broad-based dividend or interest reinvestment plan, or an existing plan that satisfies the affirmative defense conditions of Exchange Act Rule 10b5-1 will not be affected by the blackout so long as you did not have any knowledge of the blackout period when you made the choices under the applicable plan.

During this blackout period, no in-service withdrawals, distributions or loans will be processed and you will not be able to change your investment elections under the Plans.

We are working with MFS and The Principal to make the blackout period as short as possible. We will notify you if there is a change in the length of the blackout period.

If you have any questions or if you are contemplating any purchase, sale or disposition of Huffy Corporation common stock or options (including exercising any such options), please contact Nancy Michaud at 225 Byers Road, Miamisburg, Ohio 45342, (937) 865-5431.